UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th floor, SE-111 20,

Box 70381, SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 31, 2013, Autoliv, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter of 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. Also on January 31, 2013, the Company held an earnings call presenting the financial results for the fourth quarter of 2012. A copy of the transcript of this call is furnished as Exhibit 99.2 to this report, and a copy of the presentation used during the call is furnished as Exhibit 99.3 to this report. Additionally, as with other earnings calls, a transcript of the call and a copy of the presentation are also available on our website at www.autoliv.com. The presentation and transcript include bracketed corrections to inadvertent errors on Slide 13 of the presentation and page 3 of the transcript. The corrected information was originally provided in correct form in the earnings release dated January 31, 2013. This press release and the accompanying materials contain certain references to financial measures identified as “organic sales,” “operating margin (excluding certain costs),” “operating working capital,” “net debt,” “leverage ratio” and “interest coverage ratio,” all of which are adjustments from comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP and management believes that these financial presentations provide useful supplemental information which is important to a proper understanding by investors of the Company’s core business results. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For an explanation of the reasons for which management uses these figures, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with SEC on February 23, 2012, as amended by our Form 10-K/A filed with the SEC on March 7, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, Mr. Günter Brenner notified the Company that he was resigning from his position as President Autoliv Europe. The Company anticipates that this transition will be effective in the spring of 2013.

Mr. Brenner’s resignation is further described in the press release furnished as Exhibit 99.1 to this report.

Item 7.01 Regulation FD disclosure

On January 31, 2013, the Company issued a press release announcing its financial results for the fourth quarter of 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. Also on January 31, 2013, the Company held an earnings call presenting the financial results for the fourth quarter of 2012. A copy of the transcript of this call is furnished as Exhibit 99.2 to this report, and a copy of the presentation used during the call is furnished as Exhibit 99.3 to this report. Additionally, as with other earnings calls, a transcript of the call and a copy of the presentation is also available on our website at www.autoliv.com.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Also in the press release dated January 31, 2013, the Company announced that Mr. Franck Roussel, currently Vice President Operations - Asia, would succeed Mr. Brenner as interim President of Autoliv Europe, which will be effective upon Mr. Brenner’s resignation.

Safe Harbor

This report and the exhibits furnished hereto contain statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations, various assumptions, and data available from third parties and apply only as of the date of this report. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to risks and uncertainties such as, without limitation, the applicability of labor laws, our ability to efficiently transition management at an executive level, the applicability and enforcement of employment contracts and the successful implementation of our succession plan for executives, as well as the risks identified in Item 1A “Risk Factors” in our Annual Report and Quarterly Report on Forms 10-K and 10-Q and any amendments thereto. Except for the Company’s ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated January 31, 2013.

99.2	Transcript of earnings conference call relating to financial results for the quarter ended December 31, 2012, held on January 31, 2013.

99.3	Supplemental presentation of selected data for the earnings conference call on January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: February 1, 2013

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary